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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in this Amendment No. 1 to the registration statement of Siebel Systems, Inc. on Form S-4 of our report dated April 18, 1997, on our audits of the consolidated financial statements and financial statement schedule of Scopus Technology, Inc. and subsidiaries as of March 31, 1997 and 1996, and for the years ended March 31, 1997, 1996 and 1995, which report is included in the Scopus Technology, Inc. Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."

                                                /s/ Coopers & Lybrand L.L.P.

                                              _________________________________

                                                Coopers & Lybrand L.L.P.

San Jose, California

April 14, 1998